SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 30, 2007, by and among Solomon Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means a closing of the purchase and sale of Securities pursuant to Section 2.1.

“Closing Date” means a Trading Day when all of the Transaction Documents have been executed and delivered by the Company and each of the Purchasers purchasing Securities at the relevant Closing, and all conditions precedent to (i) the Purchasers’

obligations to pay the Subscription Amount for the Securities being purchased and (ii) the Company’s obligations to deliver the Securities being purchased have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Davis & Gilbert LLP, with offices located at 1740 Broadway, New York, NY 10019.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the Variable Rate Self-Liquidating Senior Secured Convertible Debentures due, subject to the terms therein, April 17, 2009, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Request” shall have the meaning ascribed to such term in Section 4.6(b).

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agreement” shall have the meaning ascribed to such term in Section 2.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors, (b) up to, in the aggregate, 250,000 shares of Common Stock or options (subject to reverse and forward stock splits and the like) during any 12 month period issued to the officers, directors or employees of the Company or its Subsidiaries and approved by a majority of the members the Board of Directors of the Company, (c) up to, in the aggregate, $200,000 of Common Stock during any 6 month period approved by a majority of the members the Board of Directors of the Company, (d) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (“Derivative Securities”), provided that the issuance of any additional securities as a result of any amendment, reset or adjustment (including resets and adjustments required pursuant to the terms of the Derivative Securities as in existence on the date hereof) of such Derivative Securities (other than pursuant to reverse and forward stock splits and the like) since the date of this Agreement shall not be exempt, (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (f) up to $375,000 of Common Stock to be issued to JMC Venture Partners LLC (“JMC”) or its assigns as a commitment fee for a $15 million acquisition line of credit to be entered into between the Company and JMC and an additional $100,000 of Common Stock per quarter to be issued to JMC as a monitoring fee, which shares shall be issued for an effective per share price of at least the fair market value of the Common Stock on the date of issuance of the applicable share as determined by the Company’s board of directors in good faith, and (g) as described in Section 2.1 below, up to an amount of Debentures and Warrants equal to the difference between $1,000,000 and the aggregate Subscription Amounts on the Initial Closing Date, with “accredited investors” executing this Agreement and the other documents required to be delivered by such investors hereunder and such transactions having closed on or before the 20th calendar day following the date hereof. Notwithstanding anything herein or in any other Transaction Document to the contrary and consistent with clause (d) above, it is expressly agreed that any amendments, adjustments or resets that result in future issuances of Common Stock or Common Stock Equivalents pursuant to that certain Securities Purchase Agreement, dated August 17, 2006, by and among the Company, Integrated Power Systems LLC, Power Designs Inc., The Vantage Partners LLC, Technipower LLC and the other parties listed on the signature pages thereto, or pursuant to any other agreements or documents entered into or issued in connection therewith, shall not be an Exempt Issuance.

“FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“January Debentures” means the Variable Rate Self-Liquidating Senior Secured Debentures issued by the Company in January 2007 in an aggregate initial principal amount of $5,350,000.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 90% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit E attached hereto.

“Security Documents” shall mean the Security Agreement, the form of Subsidiary Guarantee and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified opposite such Purchaser’s name on Schedule 1 hereto and under the heading “Subscription Amount”, in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by certain Subsidiaries in favor of the Purchasers, in the form of Exhibit F attached hereto.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, Inc., with a mailing address of 350 Indiana Street, #800 and a facsimile number of (303) 262-0700, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

“Warrants” means collectively the Common Stock purchase warrants delivered to the Purchasers at the applicable Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing; Escrow. On the initial Closing Date (the “Initial Closing Date”), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser purchasing Securities at the initial Closing (the “Initial Closing”), severally and not jointly, agrees to purchase the principal amount of the Debentures and a Warrant to purchase the number of Warrant Shares, set forth opposite such Purchaser’s name on Schedule 1 hereto, which shall not exceed, in the aggregate, $1,000,000. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree. Thereafter, on any subsequent Closing Date (each a “Subsequent Closing Date”), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the Purchasers purchasing Securities on such Subsequent Closing Date, the Company agrees to sell, and each Purchaser purchasing Securities at such subsequent Closing (each a “Subsequent Closing”), severally and not jointly, agrees to purchase the principal amount of the Debentures and a Warrant to purchase the number of Warrant Shares, set forth opposite such Purchaser’s name on Schedule 1 hereto, which shall not exceed, in the aggregate, $1,000,000 less the principal amount of Debentures issued and sold at all previous Closings. Notwithstanding anything herein to the contrary, any Subsequent Closing Date must occur on or before (i) the 20th calendar day following the date hereof, for any Purchasers who are holders of any of the January Debentures, or (ii) the 60th calendar day following the date hereof, for any Purchasers who are not holders of one or more of the January Debentures. Each Purchaser purchasing Securities on a Closing Date shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to each such Purchaser its respective Debenture and a Warrant, and the Company and each such Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing; provided, that a particular Purchaser’s obligation to deliver funds equal to its Subscription Amount shall be deemed satisfied by such Purchaser’s deposit of the applicable Subscription Amount into the Escrow Account and Company Counsel’s disbursement of escrowed funds in accordance with the Escrow Agreement, as contemplated by Section 2.4 below.

2.2  Deliveries

(a) On each Closing Date, the Company shall deliver or cause to be delivered to each Purchaser purchasing Securities at such Closing the following:

(i)  this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, in substantially the form of Exhibit D attached hereto (or, at any Subsequent Closing, a bring-down certificate confirming the statements set forth in the legal opinion issued by Company Counsel at the Initial Closing);

(iii) a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iv) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 30% of such Purchaser’s Subscription Amount divided by $0.35 with term of exercise equal to 5 years from the Closing Date and an exercise price equal to $0.35 subject to adjustment therein;

(v) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 40% of such Purchaser’s Subscription Amount divided by $0.35 with term of exercise equal to 1 year from the effective date of the registration statement registering the resale of the shares underlying such Warrant and an exercise price equal to $0.35 subject to adjustment therein;

(vi) the Security Agreement, duly executed by the Company along with all of the Security Documents duly executed by the parties thereto;

(vii) the Lock-up Agreements in the form of Exhibit G attached hereto duly executed by the Company and Power Designs, Inc., with respect to all shares held thereby, including but not limited to, 1,897,023 shares of Common Stock of which it is the record owner, Integrated Power Systems LLC, with respect to all shares held thereby, including but not limited to, 1,879,023 shares of Common Stock of which it is the record owner and Jezebel Management Corporation, with respect to all shares held thereby, including but not limited to, 1,976,633 shares of Common Stock of which it is the record owner; and

(viii) the Registration Rights Agreement duly executed by the Company.

(b) On its respective Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)  this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company;

(iii) the Security Agreement duly executed by such Purchaser; and

(iv) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the any Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement, including, in the case of the Initial Closing, an aggregate of at least $500,000 in Subscription Amounts.

(b) The respective obligations of any Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement,

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) in the case of the Initial Closing, the Company shall have received aggregate Subscription Amounts of at least $500,000; and

(vi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Debentures at the Closing.

2.4 Escrow. As set forth in Section 2.3 above, the Initial Closing is conditioned upon, among other things, the receipt by the Company of a minimum of $500,000 of Subscription Amounts. To facilitate the foregoing, the Company has established an escrow account (the “Escrow Account”) with Company Counsel, into which each Purchaser participating in the Initial Closing shall deposit its Subscription Amount, by way of check or wire transfer of immediately available funds to the following account:

ACCOUNT NAME:
Davis & Gilbert LLP Escrow Account

THE BANK:
City National Bank
400 Park Avenue, 21st Floor
New York, NY 10022

ACCOUNT NUMBER:
665057925

ABA NUMBER:
0260 1395 8

MANDATORY REFERENCE:
20911/0007-000/Solomon/ref. Norton

Amounts deposited into the Escrow Account will be held and disbursed in accordance with the terms and provisions of the Escrow Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and to the Company’s knowledge no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. For purposes of this Agreement, “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, with respect to the Company: (a) conditions generally affecting any of the industries or markets of the United States and that do not disproportionately impact the Company and its Subsidiaries and Affiliates, taken as a whole, when compared with other businesses operating in the same sector, (b) financial market fluctuations or conditions (including changes in interest rates or foreign currency exchange rates) and that do not disproportionately impact the Company and its Subsidiaries and Affiliates, taken as a whole, when compared with other businesses operating in the same sector, (c) any changes in tax, securities or other Applicable Laws, (d) any action, omission, change, effect, circumstance or condition contemplated by this Agreement or attributable to the execution, performance or announcement of this Agreement and the transactions contemplated hereby or (e) acts of terrorism, war (whether declared or not), hostilities, or any similar event or occurrence.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming the Required Approvals are obtained, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. To the Company’s knowledge, all of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws. Except as set forth on Schedule 3.1(g), none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company on Form 8-K at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected by the Company to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary (i) is, to the Company’s knowledge, in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been, to the Company’s knowledge, in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. Neither the Company nor any of the Subsidiaries own any real property. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, except as set forth in Schedule 3.1(o), all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including directors and officers insurance coverage at least equal to $5 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(s) Certain Fees. Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth on Schedule 3.1(v), and other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is listed on the OTC Bulletin Board and the Company has not, in the 12 months preceding the date hereof, received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(aa) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature;

(ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3.1(aa), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status.   Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon ( except to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee) Accountants. The name of the Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedule. To the knowledge and belief of the Company, (i) such accounting firm is a registered public accounting firm as required by the Exchange Act and (ii) there is no reason to expect that such accounting firm will refuse to express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ending December 31, 2007.

(ff) Seniority. Except as set forth on Schedule 3.1(ff), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg) No Disagreements with Accountants and Lawyers. Except as set forth on Schedule 3.1(gg), there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Acknowledgment Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.16 hereof), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or similar action on the part of such Purchaser its board of directors or its stockholders in connection therewith. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, and thereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations.

(c) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not registered or required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its purchaser representatives (as such term is defined in Rule 501(h) of Regulation D under the Securities Act), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature page hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on the signature page hereto.

(h)  Rule 144. Subject to Section 4.1(a), such Purchaser acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(i) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be transferred or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer or other disposition of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED OR FOR SALE, SOLD OR OTHERWISE TRANSFERED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. If requested by a Purchaser, Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the 2nd Trading Day immediately following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures.

4.6 Securities Laws Disclosure; Publicity.

a) The Company shall, within 2 Trading Days of the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “Form 8-K”). The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) the Form 8-K, (B) any registration statement contemplated by the Registration Rights Agreement and (C) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

b) In the event that the Company shall, on or after the date hereof, provide any material nonpublic information (as such term is used in Regulation FD under the Securities Act) to any Purchaser without such Purchaser’s prior written consent or request, then, in addition to any other remedy provided herein or in the Transaction Documents, if such Purchaser shall request that the Company publicly disclose such information (a “Disclosure Request”), the Company shall, within 5 business days after receiving such Disclosure Request, either (i) make public disclosure of such information in a manner consistent with Rule 101(e) of Regulation FD or (ii) provide such Purchaser with a written statement that the Company does not believe that the information disclosed to such Purchaser is material nonpublic information or that it was delivered pursuant to the prior written request or consent of such Purchaser.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), or to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12 Participation in Future Financing.

(a) From the date hereof until the date that is the 12 month anniversary of the Effective Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to the lesser of (i) 100% of the Subsequent Financing and (ii) $500,000 (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice that the

Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 5th Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase their Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.12 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Initial Closing Date and any Subsequent Closing Date by all Purchasers participating under this Section 4.12.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

(g) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of (i) an Exempt Issuance or (ii) an underwritten public offering of Common Stock.

4.13 Subsequent Equity Sales.

(a) From the date hereof until 60 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the 90 day period set forth in this Section 4.13 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares.

(b) From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(c) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures except for a reverse stock split directly related to the Company’s listing of the Common Stock on a Trading Market other than the OTC Bulletin Board or the American Stock Exchange.

4.18 Secured Obligation. The parties acknowledge and agree that the obligations of the Company under the Transaction Documents, including but not limited to the Debentures, are subject to the security interest granted by the Company pursuant to that certain Security Agreement, dated January 17, 2007, by and among the Company and the secured parties thereto and that such obligations are “Obligations” under such Security Agreement and are guaranteed by the Subsidiaries pursuant to any Subsidiary Guarantee entered into in connection therewith. The Company and the Subsidiaries shall take any and all actions requested by the Purchasers in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries, including all UCC-1 filing receipts if required.

4.19 Debt Extensions. The Company hereby agrees to deliver evidence on or before September 24, 2007, that the maturity dates of those 21 senior secured promissory notes (the “Senior Notes”) in the aggregate principal amount of $1,712,085 described in the first paragraph of Schedule 3.1(aa) attached hereto have been extended until September 7, 2008 and have been amended to include standard cross-default provisions. Such evidence will also demonstrate that the Senior Notes are subject to further extension as follows:

(a) If there is no Registration Statement effective by September 7, 2008, the maturity date of the Senior Notes will be extended until December 31, 2008, upon notice to the holders of the Senior Notes (the “Senior Holders”) and the accrual or payment of no more than 5% of the Senior Holder’s principal balance or, at the Senior Holder’s option, a payment of an equal amount in Common Stock; and

(b) If there is no Registration Statement effective by December 31, 2008, the maturity date of the Senior Notes will be further extended until April 17, 2009, upon notice to the Senior Holders and the accrual or payment of no more than an additional 5% of the Senior Holder’s principal balance or, at the Senior Holder’s option, a payment of an equal amount in Common Stock; and

(c) Under no circumstances shall the maturity date of the Senior Notes be extended beyond April 17, 2009.

The evidence of the extension described in this Section 4.19 shall be in form and substance reasonably satisfactory to the Purchasers. The parties agree that failure to deliver such evidence on or before September 24, 2007 shall constitute an Event of Default (as defined in the Debentures) under the Debentures.

ARTICLE V.
MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser purchasing Securities at the Initial Closing, as to such Purchaser’s obligations hereunder by written notice to the other parties, if the Initial Closing has not been consummated on or before August 10 2007; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse Truk Opportunity Fund, LLC (“Truk Opportunity”) the non-accountable sum of $15,000 for its legal fees and expenses. Accordingly, in lieu of the foregoing payments, the aggregate amount that Truk Opportunity is to pay for the Securities at the Closing shall be reduced by $15,000 in lieu thereof. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers at a Closing.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 67% of the then outstanding Securities or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in New York, New York in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). A proceeding shall be commenced upon written demand by the Company or Purchaser to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if the parties are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys’ and experts’ fees, as the arbitrators believe is appropriate in light of the merits of the parties’ respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, New York or to the United States District Court sitting in New York, New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party’s reasonable attorney’s fees and expenses shall be borne by the non-prevailing party.

Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, New York. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of this Agreement and the transaction as a whole.

5.10 Survival. The representations and warranties shall survive the Closings and the delivery of the Securities for the applicable statue of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock delivered in connection with any such rescinded conversion or exercise notice.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the Purchasers but only Truk Opportunity. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOLOMON TECHNOLOGIES, INC.	Address for Notice:

By: __________________________________________ Name: Title:	1400 L&R Industrial Blvd. Tarpon Springs, Florida 34689 Facsimile: (727) 934-8779 Attention: Peter W. De Vecchis, Jr., President

With a copy to (which shall not constitute notice): Davis & Gilbert LLP 1740 Broadway New York, New York 10019 Facsimile: (212) 468-4888 Attention: Ralph W. Norton

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SOLM SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Purchaser: ________________________________________________
Facsimile Number of Purchaser: ________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: _____________

Warrant Shares: _________________

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

Disclosure Schedules
to the Securities Purchase Agreement
dated as of August 30, 2007 by and among Solomon Technologies, Inc. and each of the Purchasers identified on the signature pages thereto

Capitalized terms used but not otherwise defined in these Disclosure Schedules shall have the same meanings ascribed to such terms in the Securities Purchase Agreement dated as of August 30, 2007 by and among Solomon Technologies, Inc. and each of the purchasers identified on the signature pages thereto (the “Purchase Agreement”).

Nothing in these Disclosure Schedules is intended to broaden the scope of any representation or warranty of the Company or to create any covenant on the part of the Company. Further, inclusion of information herein shall not be construed as an admission that such information is material to the condition of the Company. Any matter disclosed on any part of these Disclosure Schedules shall be deemed disclosed for purposes of every part of these Disclosure Schedules to the extent the applicability of such disclosure to such other paragraphs or parts of the Disclosure Schedules is reasonably apparent on its face.

Where the terms of an agreement or other disclosure item have been summarized or described in these Disclosure Schedules, such summary or description does not purport to be a complete statement of the material terms of such agreement or other item.

Schedule 3.1(a)
Subsidiaries

The following are wholly-owned subsidiaries of the Company:

▪	Technipower, LLC, a Delaware limited liability company
▪	Town Creek Industries, Inc., a Maryland corporation
▪	DEL-INC Acquisition LLC, a Delaware limited liability company

The stock of each subsidiary is security for the Company’s senior loan obligations identified in Sections 3.1(n), 3.1(aa) and 3.1(ff) of these Disclosure Schedules.

Schedule 3.1(b)
Organization and Qualification

Town Creek Industries, Inc. was forfeited in Maryland on October 7, 2005 for failure to file the 2004 Personal Property Return, which was due April 15, 2004. In order to return to active, good standing status Town Creek Industries, Inc. must file 2004, 2005 and 2006 Property Returns and Articles of Revival in Maryland.

Beginning in February 2007, the Company began to employ officers located in the state of Connecticut and, therefore, it is necessary that the Company be qualified to do business in Connecticut. The Company is in the process of applying for such qualification.

Schedule 3.1(g)
Capitalization

Immediately prior to the Closing, the authorized capital stock of the Company will consist of an aggregate of 100,000,000 shares of Common Stock and an aggregate of 7,450,000 shares of Preferred Stock. Immediately prior to the Closing, the Company will have issued and outstanding, to the Company’s best knowledge, 42,117,480 shares of Common Stock. There is some uncertainty about the precise number of shares of Common Stock outstanding because the Company changed transfer agents in November 2003 and the Company’s recordkeeping prior to a change in management in May 2004 was deficient. Since May 2004 there have been a few instances in which holders have presented stock certificates for small numbers of shares that were not included on the current transfer agent’s records. With respect to any issuances of stock prior to May 2004, the Company cannot verify whether or not any shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

In connection with a consulting arrangement with David B. Stout Associates, LLC, Stout Associates has agreed to provide certain marketing consulting services to the Company in exchange for a consulting fee of $1,500 per day or $187 per hour, subject to possible discounts for long term assignments. Stout Associates has agreed to accept payment for up to 1/3 of its chargeable time in the form of shares of Common Stock of the Company.

Pursuant to the Securities Purchase Agreement dated as of August 17, 2006 by and among the Company, Technipower LLC and the former owners of Technipower LLC (the “Sellers”), in respect of any shares of Common Stock that are held as of August 17, 2007 by any Seller (“Retained Shares”), if the market price of the Common Stock as of August 17, 2007 (the “Post-Closing Stock Price”) is less than the $0.65 per share market price of the Common Stock on August 17, 2006 (the “Closing Stock Price”), and such difference represents more than 5% of the Closing Stock Price, the Company must either, at its option:

(i) issue additional shares of Common Stock equal to the number determined by multiplying the Closing Stock Price by the number of Retained Shares, then (y) dividing the result in (x) by the Post-Closing Stock Price and (z) subtracting from such amount the number of Retained Shares, or

(ii) in lieu of issuance of the Additional Shares, pay an amount in cash equal to the result of (x) the number of Additional Shares multiplied by (y) the Post-Closing Stock Price.

On July 13, 2007, the Company’s Board of Directors adopted a 2007 Non-Employee Director Compensation Plan pursuant to which
•	all non-employee directors of the Company received a one-time grant of 150,000 restricted shares of Common Stock, subject to a 60 day holding period; and
•	all non-employee directors serving on committees of the Board of Directors will receive compensation equal to $10,000 per year, payable in cash.

On July 13, 2007, the Company’s Board of Directors also determined to issue 25,000 shares in 2007 to each member of its Advisory Board and an additional 25,000 shares to the Chairman of the Advisory Board.

The following is a list of outstanding option and warrants of the Company:

Name of Option Holder	Number of Shares of Common Stock Subject to Options:	Exercise Price
David Tether	115,000 shares 47,807 shares 26,810 shares	$2.00 $1.00 $1.00
Barry DeGroot	10,000 shares	$2.00
David Lindahl	10,000 shares 25,000 shares	$2.00 $0.55
Jane Crawford	27,500 shares 13,218 shares	$2.00 $1.00
Charlie Shannon	150,000 shares 50,000 shares	$1.00 $2.00
Robert Caper	17,500 shares	$1.00
Jonathan Betts	25,000 shares	$0.55
Gary Laskowski	25,000 shares	$0.55
Michael D’Amelio	25,000 shares	$0.55
Andy Christian	40,000 shares 40,000 shares	$2.09 $1.45
Peter W. DeVecchis Jr.	100,000 shares 100,000 shares	$2.09 $1.45
	40,000 shares	$0.22
Alex Pesiridis	40,000 shares 40,000 shares	$2.09 $1.45
Jammie Stafford	15,000 shares 15,000 shares	$2.09 $1.45
Samuel Occhipinti	75,000 shares	$1.45
	100,000 shares	$0.22
Gary G. Brandt	750,000 shares	$2.80
Jack Worthen	250,000 shares	$0.22
Anthony Intino, II	40,000 shares	0.22
Allison Bertorelli	40,000 shares	0.22
Mariano Moran	40,000 shares	0.22
Total:	2,292,835 shares

Name of Warrant Holder	Number of Shares of Common Stock Issuable Upon Exercise of Warrants:	Exercise Price
Hugh Murray	150,000	$2.00
Charles County EDC	10,000	$4.00
Investor Awareness	50,000	$3.15
Fred Halbig	6,000	$4.00
James Prescott	10,000	$4.00
John Kirkwood	5,000	$4.00
John Lamere	5,000	$4.00
Davis & Gilbert LLP	200,000	$1.00
Cornix Management LLC	37,500	$0.35*
Double U Master Fund LP	150,000	$0.35*
Nite Capital LP	125,000	$0.35*
Iroquois Master Fund Ltd.	500,000	$0.35*
Truk Opportunity Fund, LLC	67,500	$0.35*
Truk International Fund, LP	250,000	$0.35*
Shelter Island Opportunity Fund, LLC	250,000	$0.35*
Rockmore Investment Fund Ltd.	75,000	$0.35*
BridgePointe Master Fund Ltd.	750,000	$0.35*
Alpha Capital Anstalt	150,000	$0.35*
Harborview Master Fund L.P.	125,000	$0.35*
Total:	2,916,000

Subject to adjustment in accordance with the terms of the warrants.

The following is a list of outstanding convertible debentures of the Company issued in January 2007 (the “January Debentures”):

Name of Debenture Holder	Principal Amount of Debenture	Conversion Price
Cornix Management LLC	$90,000	$0.35*
Double U Master Fund LP	$360,000	$0.35*
Nite Capital LP	$225,000	$0.35*
Iroquois Master Fund Ltd.	$900,000	$0.35*
Truk Opportunity Fund, LLC	$688,500	$0.35*
Truk International Fund, LP	$121,500	$0.35*
Shelter Island Opportunity Fund, LLC	$450,000	$0.35*
Rockmore Investment Fund Ltd.	$135,000	$0.35*
BridgePointe Master Fund Ltd.	$1,350,000	$0.35*
Alpha Capital Anstalt	$270,000	$0.35*
Harborview Master Fund L.P.	$225,000	$0.35*
Total	$4,815,000

* Subject to adjustment in accordance with the terms of the debentures. A lower conversion price applies in the case of shares of Common Stock issued to redeem principal and accrued interest on the debentures.

The following is a list of Additional Debentures of the Company being issued pursuant to an Amendment Agreement dated as of August 24, 2007 (the “Amendment Agreement”), among the Company and the holders of the January Debentures:

Name of Debenture Holder	Principal Amount of Additional Debenture	Conversion Price
Cornix Management LLC	$3,000.00	$0.35*
Double U Master Fund LP	$12,000.00	$0.35*
Nite Capital LP	$7,500.00	$0.35*
Iroquois Master Fund Ltd.	$30,000.00	$0.35*
Truk Opportunity Fund, LLC	$22,950.00	$0.35*
Truk International Fund, LP	$4,050.00	$0.35*
Shelter Island Opportunity Fund, LLC	$15,000.00	$0.35*
Rockmore Investment Fund Ltd.	$4,500.00	$0.35*
BridgePointe Master Fund Ltd.	$45,000.00	$0.35*
Alpha Capital Anstalt	$9,000.00	$0.35*
Harborview Master Fund L.P.	$7,500.00	$0.35*
Total	$160,500.00

* Subject to adjustment in accordance with the terms of the debentures. A lower conversion price applies in the case of shares of Common Stock issued to redeem principal and accrued interest on the debentures.

Included in the total number of shares of Common Stock that the Company believes are issued and outstanding is an aggregate of 1,747,267 shares that the Company authorized for issuance to the parties to the Amendment Agreement pursuant to the terms of the Amendment Agreement. On August 24, 2007 the Company instructed its transfer agent to issue these shares by DWAC to each of the parties to the Amendment Agreement upon the request of each party’s broker.

Also included in the total number of shares of Common Stock that the Company believes are issued and outstanding is an aggregate of 401,250 restricted shares of Common Stock that that Company authorized for issuance to the parties to Amendment Agreement, as an inducement to the holders of the January Debentures to enter into the Amendment Agreement. Each party’s shares have been calculated by multiplying the dollar amount of that party’s investment by 0.075. On August 27, 2007 the Company instructed its transfer agent to issue to each of the parties to the Amendment Agreement, a certificate representing that party’s respective shares.

Schedule 3.1(h)
SEC Reports; Financial Statements

On November 21, 2006, the Company received a comment letter from the Commission in response to the Company’s registration statement on Form SB-2 that was filed with the Commission on October 27, 2006. The comment letter included 49 comments, all of which pertained to the Company’s financial statements and MD&A. The Company ultimately amended its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, to reflect the resolution of some of the comments. In particular, the Company’s financial statements for the third quarter of 2006 were restated to, among other things, reduce the accumulated deficit at September 30, 2006 by $1,004,136 and reduce the loss attributable to common stockholders for the quarter ended on such date by $1,063,836, all as described in Note 2 to the Company’s unaudited financial statements for the quarter ended September 30, 2006 included in Amendment No. 1 to its registration statement on Form SB-2, File No. 333-138240, as filed with the Commission on January 11, 2007. Further the Company included the following disclosure in Note 2 to its Annual Report on Form 10-KSB for the year ended December 31, 2006:

“As a result of an annual impairment review performed in the fourth quarter, management determined that goodwill was impaired and recorded a $3,346,153 impairment adjustment. The impairment was primarily due to stock market volatility and an unexpected increase in the market value of the Company’s common stock on and around the closing date of the transaction. The agreed-to value of $0.65 was based on the average closing bid prices of the common stock over two 30-day periods, one ending three days before the closing and one ending two days before the closing. As required by EITF 99-12, management used the closing price on the date of the closing of the transaction of $1.40 a share to record the value of the 4,464,537 shares of common stock issued in the acquisition. The $3,346,153 impairment adjustment represented the $0.75 per share difference between the closing market price on the closing date and the agreed-to 30 day average price. Management compared the carrying amount of the Power Electronics Division (the former Technipower business) to its fair value and concluded that the carrying value of goodwill was impaired. Fair value was determined using expected discounted cash flow projections.”

Schedule 3.1(i)
Material Changes

On July 13, 2007, the Board adopted a 2007 Non-Employee Director Compensation Plan pursuant to which the Company issued 150,000 shares of Common Stock to each of its non-employee directors: Jonathan Betts, Duane Crisco, Kenneth Przysiecki, Thomas Kell and Shannon LeRoy, in consideration of their services as directors. Also on July 13, 2007, the Company issued 50,000 shares of Common Stock to Glen Wegner, the chairman of the Company’s advisory board, in consideration of his agreement to serve in such capacity.

On August 17, 2007, the Company authorized the issuance of an aggregate of 401,250 restricted shares of Common Stock, as an inducement to the holders of the January Debentures to enter into the Amendment Agreement dated as of August 24, 2007. Each party’s shares were calculated by multiplying the dollar amount of that party’s investment by 0.075.

On August 24, 2007, the Company authorized the issuance of an aggregate of 1,747,267 shares to the parties to the Amendment Agreement pursuant to the terms of the Amendment Agreement.

On August 24, 2007, the Company entered into an agreement with JMC Venture Partners LLC (“JMC”), pursuant to which JMC agreed to provide the Company with a line of credit, the aggregate principal amount of which shall not exceed $15,000,000, that is to be used exclusively for acquisitions (the “Line of Credit”). The Line of Credit will be available through August 24, 2008. Any amounts loaned under the Line of Credit will accrue interest at a rate of 12% per annum, plus quarterly investment fees of 1% of the amounts then outstanding and monitoring fees of 2.5% of the amounts advanced under the Line of Credit. Upon execution of the Line of Credit agreement, the Company incurred a 2.5% commitment fee on the full amount of the Line of Credit. The monitoring fees and commitment fee are each payable in shares of common stock of the Company. The number of shares to be issued will be calculated by dividing the dollar amount of the fee by the average closing price of a share of common stock for the 10 business days preceding the date of payment. On August 27, 2007, the Company instructed its transfer agent to issue 974,026 shares to JMC in payment of the commitment fee. The Company has agreed to register all of the shares issued to JMC for resale under the Securities Act of 1933, as amended, within 120 days. In the event of a default, the interest rate will increase to 18% per annum. Loans made under the Line of Credit will be conditioned upon the approval of the proposed acquisition by the lender’s investment committee and will be subject to the lender’s normal due diligence and will mature on the last day of the twelfth month after they are made. The loans will be made to the Company’s acquisition subsidiaries and unconditionally guaranteed by the Company. The Line of Credit is subject to ordinary documentation requirements for each closing. The Line of Credit may be drawn upon at the Company’s sole discretion. The lender, JMC, is an affiliate of Michael D’Amelio, a director and officer of the Company.

Schedule 3.1(j)
Litigation

On September 12, 2005, the Company filed a lawsuit against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America in the United States District Court for the Middle District of Florida, Tampa Division, Tampa, Florida for infringement of our Electric Wheel patent. In the lawsuit, the Company alleges that the hybrid transmission drive in the Toyota Prius and Highlander infringes a number of claims contained in its U.S. Patent No. 5,067,932 and it is asking for an injunction barring further infringement as well as damages for the unauthorized use of the patent by Toyota and its affiliates.

On January 10, 2006, the Company filed a complaint with the United States International Trade Commission in Washington D.C. seeking an exclusion order prohibiting the importation of infringing technology. On or about February 8, 2006, the ITC instituted an investigation based on the complaint. On September 19, 2006, the Company expanded this claim to include the Toyota Camry and Lexus hybrid models. The ITC held a hearing on the complaint from October 30 through November 3, 2006. On February 13, 2007, the ITC Administrative Law Judge who conducted the hearing issued a final initial determination in favor of Toyota, finding no infringement of Claim 7 in the U.S. Patent No. 5,067,932 and that the Company had not satisfied certain other legal requirements that would support an exclusion order against Toyota. On review, the full ITC decided to take no position on the Administrative Law Judge’s findings concerning the economic prong of the domestic industry requirement. The remainder of the initial determination became the ITC final determination.

On April 30, 2007, the ITC terminated the investigation with a finding of no violation of Section 337 of the Tariff Act of 1930. On June 1, 2007, the Company announced that it will appeal the decision to the Court of Appeals for the Federal Circuit.

The patent infringement action brought in the United States District Court for the Middle District of Florida, Tampa Division, is stayed until the ITC case is completed.

Schedule 3.l(l)
Compliance

On July 28, 2006, the Company borrowed $125,000 from Jezebel Management Corporation and issued a promissory note in the principal amount of $125,000 to Jezebel. The new note bears interest at a rate of 15% per annum and matured on August 28, 2006. The note is currently in default and carries a default interest rate of 18% per annum.

Solomon Technologies, Inc. (the “Company”) has not made the monthly redemption payments due on July 1, 2007, and August 1, 2007, under its Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March 18, 2008 (the “January Debentures”).

The Company’s failure to make the redemption payment when due is a default under the terms of the January Debentures. The unpaid portion of that redemption amount will begin to accrue interest at an annual rate of 15% (or the maximum permitted by law, if lower) beginning 5 days after date that the redemption amount became due and continuing through the date of repayment of the redemption amount (but only if the holders ultimately elect to accelerate the January Debentures). Further, at the election of the holders to accelerate the January Debentures, the outstanding principal amount and accrued interest will become due at the Mandatory Default Amount (generally, the sum of (i) the greater of (A) 130% of the outstanding principal amount of the January Debentures, plus all accrued and unpaid interest thereon, or (B) the outstanding principal amount of the January Debentures, plus all accrued and unpaid interest thereon, divided by the conversion price of the January Debentures multiplied by the volume weighted average price of Solomon’s common stock on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher volume weighted average price, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the January Debentures).

In connection with the sale of the January Debentures, the Company and the purchasers of the January Debentures entered into a registration rights agreement under which, among other things, the Company agreed to file a new registration statement within 30 days after determining that the shares covered by any existing registration statements are insufficient to permit the sale of all shares that may be issued upon redemption or conversion of the January Debentures and exercise of the warrants issued to the purchasers of the January Debentures. The Company is required to cause such new registration statement to be declared effective within 60 days after making such determination. The Company will be subject to certain monetary penalties if the registration statement is not filed or does not become effective on a timely basis. The penalties are generally equal to 2% of the aggregate purchase price paid for the January Debentures then held by the purchasers. If the penalties are not paid in full within 10 days after the date payable, the Company will be liable for interest on the unpaid penalties at a rate of 15% per annum, accruing daily. The penalties may not exceed 2% of the aggregate Subscription Amount of the purchasers in any 30-day period and the maximum aggregate liquidated damages payable to a purchaser is 24% of the aggregate subscription amount paid by such holder.

The Company and the holders of the January Debentures have entered into an agreement pursuant to which, among other things, the defaults under the January Debentures and the related registration right agreement were waived, the maturity of the Debentures was extended to April 17, 2009, and the Company agreed to file a new registration statement covering the shares underlying the January Debentures by October 1, 2007.

Schedule 3.1(n)
Title to Assets

The Company has issued senior secured promissory notes in the aggregate principal amount of $1,712,085 and is authorized to issue up to $2,000,000 in principal amount of such notes. The holders of these notes have a first priority security interest in all of the tangible and intangible assets of the Company.

Technipower LLC has a $1,500,000 revolving credit facility with Citizens Bank of Massachusetts dated May 4, 2006. The facility was renewed in 2007. As of the date hereof, $700,000 is outstanding under the facility. In connection with the facility, Citizens Bank has a continuing interest in all tangible and intangible personal property of Technipower LLC.

The Company’s obligations under the January Debentures are secured by a security interest in substantially all of its assets pursuant to a Security Agreement dated as of January 17, 2007, between it and the purchasers of the Debentures.

Schedule 3.1(o)
Patents and Trademarks

On September 12, 2005, the Company filed a lawsuit against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America in the United States District Court for the Middle District of Florida, Tampa Division, Tampa, Florida for infringement of our Electric Wheel patent. In the lawsuit, the Company alleges that the hybrid transmission drive in the Toyota Prius and Highlander infringes a number of claims contained in its U.S. Patent No. 5,067,932 and it is asking for an injunction barring further infringement as well as damages for the unauthorized use of the patent by Toyota and its affiliates.

On January 10, 2006, the Company filed a complaint with the ITC in Washington D.C. seeking an exclusion order prohibiting the importation of infringing technology. On or about February 8, 2006, the ITC instituted an investigation based on the complaint. On September 19, 2006, the Company expanded this claim to include the Toyota Camry and Lexus hybrid models. The ITC held a hearing on the complaint from October 30 through November 3, 2006. On February 13, 2007, the ITC Administrative Law Judge who conducted the hearing issued a final initial determination in favor of Toyota, finding no infringement of Claim 7 in the U.S. Patent No. 5,067,932 and that the Company had not satisfied certain other legal requirements that would support an exclusion order against Toyota. On review, the full ITC decided to take no position on the Administrative Law Judge’s findings concerning the economic prong of the domestic industry requirement. The remainder of the initial determination became the ITC final determination.

On April 30, 2007, the ITC terminated the investigation with a finding of no violation of Section 337 of the Tariff Act of 1930. On June 1, 2007, the Company announced that it will appeal the decision to the Court of Appeals for the Federal Circuit.

The patent infringement action brought in the United States District Court for the Middle District of Florida, Tampa Division, is stayed until the ITC case is completed.

Schedule 3.1(s)
Certain Fees

No exceptions.

Schedule 3.1(v)
Registration Rights

On August 17, 2006, the Company entered into a Securities Purchase Agreement with Integrated Power Systems LLC, Power Designs Inc., The Vantage Partners LLC, certain other persons and Technipower LLC and simultaneously closed on the acquisition of all of the outstanding membership units and warrants to purchase membership units of Technipower. In connection with this transaction, the Company entered into a registration rights agreement with the sellers, dated as of August 17, 2006, pursuant to which the Company agreed to file, on or before November 1, 2006, a registration statement covering the shares of Common Stock issued to the sellers in connection with the closing and the shares of Common Stock underlying the Series C Preferred Stock issued to the sellers in connection with the closing.

On November 17, 2006, the Company converted $526,149 of trade accounts payable to Davis & Gilbert LLP (“D&G”) to a promissory note payable with an original principal of $526,149. The note and accrued and unpaid interest at 12% was payable on the earlier of the Company’s receipt of any proceeds from litigation, or receipts from an equity financing of at least $5 million, or March 31, 2007. To induce D&G to enter into this agreement, the Company issued a warrant to purchase 200,000 shares of Common Stock at $1.73 a share. The exercise price was adjusted down to $1.00 on May 14, 2007, because the market price of the common stock was below $1.73 on such date. The Company agreed to register the warrant shares.

The Company repaid substantially all of the Promissory Note in 2007 with proceeds from the sale of the January Debentures. On January 19, 2007, the Company converted approximately $163,000 of trade accounts payable and the remaining balance and unpaid interest on the note to D&G to a new promissory note payable with an original principal of $182,000. The new promissory note and accrued and unpaid interest at 12% is payable the earlier of the Company’s receipt of any proceeds from litigation, or receipts from an equity financing of at least $3 million, or September 30, 2007. The Company also issued 46,296 shares issued to D&G as a retainer for future work and agreed to register the shares.

The Company agreed to register the 290,000 shares of Common Stock that were issued to Ardour Capital Investments, LLC, in connection with the sale of the January Debentures and pursuant to a financial advisory agreement dated September 8, 2006, as amended on January 17, 2007.

The Company issued to Neal Brown 10,000 shares of Common Stock in settlement of legal fees owed.

All of the shares described above were included on a registration statement on Form SB-2, SEC File No. 333-138240, that was declared effective on May 14, 2007.

In connection with the sale of the January Debentures, the Company and the purchasers of the January Debentures entered into a registration rights agreement under which, among other things, the Company was required, on or before February 16, 2007, to file a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock issuable pursuant to the January Debentures and the related warrants and to use its best efforts to have the registration declared effective as promptly as possible thereafter but in any event, by May 17, 2007. The Company timely filed a registration statement on Form SB-2 covering such Common Stock and warrants, SEC File No. 333-140618, and the registration statement was declared effective on May 14, 2007. The registration rights agreement also required the Company to file a new registration statement within 30 days after determining that the shares covered by any existing registration statements are insufficient to permit the sale of all shares that may be issued upon redemption or conversion of the January Debentures and exercise of the warrants issued to the purchasers of the January Debentures. The Company is required to cause such new registration statement to be declared effective within 60 days after making such determination. The Company will be subject to certain monetary penalties if the registration statement is not filed or does not become effective on a timely basis. The penalties are generally equal to 2% of the aggregate purchase price paid for the January Debentures then held by the purchasers. If the penalties are not paid in full within 10 days after the date payable, the Company will be liable for interest on the unpaid penalties at a rate of 15% per annum, accruing daily. The penalties may not exceed 2% of the aggregate Subscription Amount of the purchasers in any 30-day period and the maximum aggregate liquidated damages payable to a purchaser is 24% of the aggregate subscription amount paid by such holder.

The Company has determined that the number of shares of Common Stock covered by the 333-140618 registration statement was not sufficient to permit the sale of all shares that may be issued upon redemption or conversion of the January Debentures and exercise of the warrants issued to the purchasers of the January Debentures. The Company and the holders of the January Debentures have entered into an agreement pursuant to which, among other things, the defaults under the January Debentures and the related registration right agreement were waived, the maturity of the Debentures was extended to April 17, 2009, and the Company agreed to file a new registration statement covering the shares underlying the January Debentures by October 1, 2007.

On August 17, 2007, the Company authorized the issuance of an aggregate of 401,250 restricted shares of Common Stock, as an inducement to the holders of the January Debentures to enter into the Amendment Agreement dated as of August 24, 2007. Each party’s shares were calculated by multiplying the dollar amount of that party’s investment by 0.075. The Company agreed to grant the holders of these shares “piggy-back” registration rights and to include the shares on the Company’s next registration statement on Form SB-2 to be filed with the Securities and Exchange Commission.

The Company issued 50,000 shares of Common Stock to David Long in July 2007 and agreed to include the shares on the Company’s next registration statement on Form SB-2 to be filed with the Securities and Exchange Commission, subject to the consent of the holders of the Corporation’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March 18, 2008.

In connection with the Company’s $15,000,000 acquisition Line of Credit, the Company agreed to pay JMC Venture Partners LLC quarterly monitoring fees of 2.5% of the outstanding balance under the Line of Credit and a one-time commitment fee of 2.5% of the Line of Credit, in shares of common stock of the Company. The number of shares to be issued will be calculated by dividing the dollar amount of the fee by the average closing price of a share of common stock for the 10 business days preceding the date of payment. The Company has agreed to include the shares in its next registration statement filed with the Securities and Exchange Commission on Forms S-1, SB-2, S-3 or equivalent in accordance with “piggy-back” registration rights accorded by the Company to investors generally but in no event later than 120 days after the execution of the Line of Credit agreement.

Schedule 3.1(y)
Disclosure

Some of the investors have entered into nondisclosure agreements with the Company and have received information from the Company that may be material and non-public.

Schedule 3.1(aa)
Solvency

The Company has issued senior secured promissory notes in the aggregate principal amount of $1,712,085 and is authorized to issue up to $2,000,000 in principal amount of such notes. The notes are due September 30, 2007. The following is a list of the noteholders:

Name of Investor	Date Issued	Principal Amount
Woodlaken LLC	March 7, 2005	$40,000.00
Jezebel Management Corporation	March 16, 2005	$100,000.00
Pinetree (Barbados) Inc.	April 1, 2005	$50,000.00
Woodlaken LLC	April 1, 2005	$10,000.00
Jezebel Management Corporation	April 18, 2005	$75,000.00
Coady Family LLC	May 25, 2005	$100,000.00
Jezebel Management Corporation	July 8, 2005	$75,000.00
Jezebel Management Corporation	August 16, 2005	$150,000.00
Jezebel Management Corporation	September 15, 2005	$150,000.00
Jezebel Management Corporation	November 18, 2005	$100,000.00
Pinetree (Barbados) Inc.	November 18, 2005	$100,000.00
F. Jay Leonard	March 20, 2006	$25,000.00
Woodlaken LLC	March 31, 2006	$72,000.00
Peter and Barbara Carpenter	April 7, 2006	$100,000.00
Pascal Partners, LLC	April 10, 2006	$100,000.00
Coady Family LLC	May 23, 2006	$200,000.00
Steven Kilponen	June 13, 2006	$25,000.00
Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013	July 3, 2006	$100,000.00
F. Jay Leonard	October 13, 2006	$25,000.00
Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013	October 13, 2006	$85,000.00
Steven Kilponen	October 31, 2006	$30,085.00
Total		$1,712,085.00

On November 18, 2005, the Company entered into an agreement with Oliver Street Finance LLC pursuant to which Oliver Street provides funding to the Company to prosecute the Company’s patent infringement action against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America. Under the terms of the agreement, Oliver Street pays all legal fees and out-of pocket expenses billed by the Company’s special patent counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in connection with the litigation against Toyota and approved by the Company in exchange for a portion of any recovery that the Company receives in the Litigation equal to the greater of 40% of the recovery or the actual amount of legal fees and expenses Oliver Street pays on the Company’s behalf.

On July 28, 2006 the Company borrowed $125,000 from Jezebel Management Corporation and issued a promissory note in the principal amount of $125,000 to Jezebel. The new note bears interest at a rate of 15% per annum and matured on August 28, 2006. The note is currently in default and carries a default interest rate of 18% per annum.

On November 17, 2006, the Company converted $526,149 of trade accounts payable to Davis & Gilbert LLP (D&G”) to a promissory note payable with an original principal of $529,149. The note and accrued and unpaid interest at 12% was payable the earlier of the Company’s receipt of any proceeds from litigation, or receipts from an equity financing of at least $5 million, or March 31, 2007. To induce D&G to enter into this agreement, the Company issued a warrant to purchase 200,000 shares of Common Stock at $1.73 a share. The exercise price was adjusted down to $1.00 on May 14, 2007, because the market price of the common stock was below $1.73 on such date. The Company repaid substantially all of the Promissory Note in 2007 with proceeds from the sale of the January Debentures.

On January 19, 2007, the Company converted approximately $163,000 of trade accounts payable and the remaining balance and unpaid interest on the note to D&G to a new promissory note payable with an original principal of $182,000. The new promissory note and accrued and unpaid interest at 12% is payable the earlier of the Company’s receipt of any proceeds from litigation, or receipts from an equity financing of at least $3 million, or September 30, 2007.

Technipower LLC has a $1,500,000 revolving credit facility with Citizens Bank of Massachusetts dated May 4, 2006, that was renewed in 2007. As of the date hereof, $700,000 is outstanding under the facility.

The Company issued an aggregate of $5,350,000 aggregate principal amount of January Debentures in a private placement on January 22, 2007. The Company made the first required Monthly Redemption payment that was due on June 1, 2007, leaving a balance of $4,815,000 of principal outstanding on the January Debentures. See Schedule 3.1(g) for a list of the holders of the January Debentures and the principal amount remaining on their January Debentures.

The Company is issuing an aggregate of $160,500 of additional January Debentures “Additional Debentures”) in payment of accrued penalties under the registration rights agreement among the Company and the holders of the January Debentures pursuant to a First Amendment Agreement dated as of August 24, 2007, among the Company and such holders. See Schedule 3.1(g) for a list of the holders of the Additional Debentures and the principal amounts of such Additional Debentures.

Schedule 3.1(bb)
Tax Status

As of July 3, 2007, the Company has an outstanding payroll tax obligation to the IRS in the amount of $221,601.14 and has negotiated an arrangement with the IRS to pay this liability in monthly installments of $10,000 each until the obligation is paid in full.

Schedule 3.1(ee)
Accountants

Eisner LLP
730 Third Avenue
New York, New York 10017

Schedule 3.1(ff)
Seniority

The Company has issued senior secured promissory notes in the aggregate principal amount of $1,712,085 and is authorized to issue up to $2,000,000 in principal amount of such notes. The notes are due September 30, 2007. The following is a list of the noteholders:

Name of Investor	Date Issued	Principal Amount
Woodlaken LLC	March 7, 2005	$40,000.00
Jezebel Management Corporation	March 16, 2005	$100,000.00
Pinetree (Barbados) Inc.	April 1, 2005	$50,000.00
Woodlaken LLC	April 1, 2005	$10,000.00
Jezebel Management Corporation	April 18, 2005	$75,000.00
Coady Family LLC	May 25, 2005	$100,000.00
Jezebel Management Corporation	July 8, 2005	$75,000.00
Jezebel Management Corporation	August 16, 2005	$150,000.00
Jezebel Management Corporation	September 15, 2005	$150,000.00
Jezebel Management Corporation	November 18, 2005	$100,000.00
Pinetree (Barbados) Inc.	November 18, 2005	$100,000.00
F. Jay Leonard	March 20, 2006	$25,000.00
Woodlaken LLC	March 31, 2006	$72,000.00
Peter and Barbara Carpenter	April 7, 2006	$100,000.00
Pascal Partners, LLC	April 10, 2006	$100,000.00
Coady Family LLC	May 23, 2006	$200,000.00
Steven Kilponen	June 13, 2006	$25,000.00
Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013	July 3, 2006	$100,000.00
F. Jay Leonard	October 13, 2006	$25,000.00
Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013	October 13, 2006	$85,000.00
Steven Kilponen	October 31, 2006	$30,085.00
Total		$1,712,085.00

On November 18, 2005, the Company entered into an agreement with Oliver Street Finance LLC pursuant to which Oliver Street provides funding to the Company to prosecute the Company’s patent infringement action against Toyota Motor Corporation, Toyota Motor Sales U.S.A., Inc. and Toyota Motor Manufacturing North America. Under the terms of the agreement, Oliver Street pays all legal fees and out-of pocket expenses billed by the Company’s special patent counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in connection with the litigation against Toyota and approved by the Company in exchange for a portion of any recovery that the Company receives in the Litigation equal to the greater of 40% of the recovery or the actual amount of legal fees and expenses Oliver Street pays on the Company’s behalf.

The January Debentures will be payable pari passu with the Debentures.

Schedule 3.1(gg)
No Disagreements with Accountants and Lawyers

No exceptions.

Schedule 4.9
Use of Proceeds

At closing, the Company shall pay the law firm of Davis & Gilbert, LLP $50,000 from the proceeds of the sale of the Securities for services provided in connection with this Agreement.

At closing, the law firm of Feldman Weinstein & Smith LLP will be paid (i) $15,000 for services provided in connection with this Agreement, and (ii) $10,000 for services provided in connection with the Amendment Agreement. These amounts will be paid form the proceeds of the sale of the Securities.